UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ___________________

                                    Form S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                               ___________________

                             STAAR SURGICAL COMPANY
             (Exact name of registrant as specified in its charter)
                               ___________________
             Delaware                                           95-3797439
  (State or other jurisdiction of                           (I.R.S. Employer
   incorporation or organization)                            Identification No.)

                               1911 Walker Avenue
                           Monrovia, California 91016
               (Address of principal executive offices) (Zip code)
                               ___________________

                     1998 STAAR Surgical Company Stock Plan
                            (Full title of the plan)
                               ___________________

                                    John Bily
                             Chief Financial Officer
                             STAAR Surgical Company
                               1911 Walker Avenue
                           Monrovia, California 91016
                     (Name and address of agent for service)

                                 (626) 303-7902
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                            Charles S. Kaufman, Esq.
                     Sheppard, Mullin, Richter & Hampton LLP
                        333 South Hope Street, 48th Floor
                          Los Angeles, California 90071
                                 (213) 620-1780

                                                CALCULATION OF REGISTRATION FEE
____________________________________________________________________________________________________________________________________
Title of each class of
  securities to be                                      Proposed maximum               Proposed maximum       Amount of registration
   registered           Amount to be registered(1)   offering price per share(2)  aggregate offering price(2)         fee(2)
____________________________________________________________________________________________________________________________________
Common Stock, par value      2,140,261 shares                  $5.80                   $12,413,514                    $1,005
$0.01 per share
____________________________________________________________________________________________________________________________________
(1)   In addition,  this  Registration  Statement also covers such  indeterminate  number of shares of Common Stock as may be issued pursuant to the employee benefit plan described herein as a result of the adjustment provisions thereof.
(2)   Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate,  and the registration fee were calculated based upon the  average of the high and low prices of the Common  Stock on April 11, 2003,  as  reported  on the Nasdaq  Stock
      Market.

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the 1998 STAAR Surgical Company Stock Plan of STAAR Surgical Company, a Delaware corporation (the "Company"), as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424 in accordance with the Note to
Part I of Form S-8. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following previously filed documents by the Company with the Commission are incorporated herein by reference:

               (a) The Company's Annual Report on Form 10-K for its fiscal year ended January 3, 2003, filed with the Commission on April 3, 2003; and

               (b) The Company's Current Report on Form 8-K, filed with the Commission on March 31, 2003; and

               (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (File No. 00011634), filed with the Commission on February 24, 1984, as amended by Amendment No. 1 thereto filed with the Commission on April 18, 2003, including any amendment or report filed for the purposes of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any information that is furnished in any document incorporated or deemed to be incorporated by reference herein, but that is not deemed "filed" under the Securities Act or the Exchange Act, is not incorporated by reference herein. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation or a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful.

         A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

         As permitted by Section 145 of the Delaware  General  Corporation  Law,
Article VIII of the Company's certificate of incorporation, as amended, provides:

         "The corporation shall to the fullest extent permitted by Section 145 of the Delaware General Corporation Law indemnify all persons whom it may indemnify pursuant thereto."

         Also as permitted by Section 145 of the Delaware General Corporation Law, Article VI of the Company's bylaws, as amended, provides:

         "On the terms, to the extent, and subject to the condition prescribed by statue and by such rules and regulations, not inconsistent with statute, as the Board of Directors may in its discretion impose in general or particular cases or classes of cases, (a) the Corporation shall indemnify any person made, or threatened to be made, a party to an action or proceeding, civil or criminal, including an action by or in the rights of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise which any director or officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, and (b) the Corporation may pay, in advance of final disposition of any such action or proceeding, expense incurred by such person in defining such action or proceeding.

         On the terms, to the extent, and subject to the conditions prescribed by statute and by such rules and regulations, not inconsistent with statute, as the Board of Directors may in its discretion impose in general or particular cases or classes of cases, (a) the Corporation shall indemnify any person made a party to an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation, against the reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of such action, or in connection with an appeal therein, and (b) the Corporation may pay, in advance of final disposition of any such action, expenses incurred by such person in defending such action or proceeding."

         The Company maintains an insurance policy pursuant to which the directors and officers of the Company are insured, within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings, and certain liabilities which might be imposed as a result of such claims, actions, suits or proceedings, which may be brought against them by reason of their being or having been such directors or officers. In addition, the Company generally enters into an indemnification agreement with each of its directors.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

      Exhibit
      Number                         Description of Exhibit
      ______                         ______________________

        5.1           Opinion of Sheppard, Mullin , Richter & Hampton, LLP
       23.1 Consent of Sheppard, Mullin , Richter & Hampton, LLP (included in its opinion filed as Exhibit 5.1)
       23.2           Consent of BDO Seidman, LLP
       24.1           Power of Attorney (See p. 6)

Item 9.  Undertakings.

               (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the

     Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monrovia, State of California, on April 18, 2003.

                             STAAR SURGICAL COMPANY


                             By:   /s/ David Bailey
                                   ____________________________________________
                                   David Bailey
                                   President and Chief Executive Officer


                                POWER OF ATTORNEY
                  FILING OF REGISTRATION STATEMENT ON FORM S-8

         KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of STAAR Surgical Company, a Delaware corporation (the "Company"), hereby nominate and appoint David Bailey and John Biley, and each of them acting or signing singly, as his or her agents and attorneys-in-fact (the "Agents"), in his or her respective name and in the capacity or capacities indicated below to execute and/or file, with all exhibits thereto, and other documents in connection therewith, (1) a registration statement on Form S-8 under the Securities Act of 1933, as amended, (the "Act"), in connection with the registration under the Act of shares of the Company's common stock issuable under the 1998 STAAR Surgical Company Stock Plan (including the schedules and all exhibits and other documents filed therewith or constituting a part thereof); and (2) any one or more amendments to any part of the foregoing registration statement, including any post-effective amendments, or appendices or supplements that may be required to be filed under the Act to keep such registration statement effective or to terminate its effectiveness.

         Further, the undersigned do hereby authorize and direct such agents and attorneys-in-fact to take any and all actions and execute and file any and all documents with the Securities and Exchange Commission (the "SEC"), or state regulatory agencies, necessary, proper or convenient in their opinion to comply with the Act and the rules and regulations or orders of the SEC, or state regulatory agencies, adopted or issued pursuant thereto, including the making of any requests for acceleration of the effective date of said registration statement, to the end that the registration statement of the Company shall become effective under the Act and any other applicable law.

         Finally, each of the undersigned does hereby ratify, confirm and approve each and every act and document which the said appointment agents and attorneys-in-fact may take, execute or file pursuant thereto with the same force and effect as though such action had been taken or such documents had been executed or filed by the undersigned respectively.

         This Power of Attorney shall remain in full force and effect until revoked or superseded by written notice filed with the SEC.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              Signature                                Title                              Date
              _________                                _____                              ____
/s/ David Bailey
______________________________________      President, Chief Executive               April 18, 2003
David Bailey                                Officer, Chairman and Director
                                            (Principal Executive Officer)


/s/ John Bily
______________________________________      Chief Financial Officer and              April 18, 2003
John Bily                                   Chief Accounting Officer
                                            (Principal Financial and
                                            Accounting Officer)


/s/ Donald Duffy
______________________________________      Director                                 April 18, 2003
Donald Duffy


/s/ Dr. Volker D. Anhaeusser
______________________________________      Director                                 April 18, 2003
Dr. Volker D. Anhaeusser


/s/ John R. Gilbert
______________________________________      Director                                 April 18, 2003
John R. Gilbert


/s/ David Morrison
______________________________________      Director                                 April 18, 2003
David Morrison


                                  EXHIBIT INDEX


   Exhibit
   Number                              Description of Exhibit
   _______                             ______________________

     5.1           Opinion of Sheppard, Mullin , Richter & Hampton, LLP

    23.1 Consent of Sheppard, Mullin , Richter & Hampton, LLP (included in its opinion filed as Exhibit 5.1)

    23.2           Consent of BDO Seidman, LLP

    24.1           Power of Attorney (See p. 6)